As filed with the Securities and Exchange Commission on November 6, 2018

Registration No. 333-224549

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment #8)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

YayYo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7371	81-3028414
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

433 N. Camden Drive, Suite 600

Beverly Hills, California 90210

(310) 926-2643

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Laurie DiGiovanni

Chief Executive Officer

YayYo, Inc.

433 N. Camden Drive, Suite 600

Beverly Hills, California 90210

(310) 926-2643

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter DiChiara, Esq.	Ralph De Martino, Esq.
Ross Carmel, Esq.	Alec Orudjev, Esq.
Carmel, Milazzo & DiChiara LLP	Cavas S. Pavri, Esq.
55 West 39th Street, 18th Floor	Schiff Hardin LLP
New York, New York 10018	901 K. Street, N.W., Suite 700
Telephone: (212) 658-0458	Washington D.C. 20001
Telephone: (202) 778-6400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Shares to be Registered (5)	Proposed Maximum Offering Price per Share			Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (8)
Common stock, par value $0.000001 per share (1)(2)(3)	718,750		$9.00		$6,468,750	$805.36
Warrants to purchase Common Stock to be issued to the Underwriter (4)(8)	43,750	$			$-	$-
Common Stock issuable upon exercise of Warrants to purchase Common Stock to be issued to the Underwriters (1)(4)	43,750		$11.25	(5)	$492,188	61.28	(5)
Common stock, par value $0.000001 per share offered for Selling Securityholder (4)(7)	150,000		$9.00	(5)	$1,350,000	168.08	(5)
Selling Securityholder common stock purchase warrant (4)(8)
Common stock issuable upon exercise of Selling Securityholder warrant (9)	1,500,000		$4.00	(6)	$6,000,000	747.00	(6)
Total:	2,412,500				$14,310,938	$1,781.72

(1)	There is no current market for the securities or price at which the shares are being offered. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes 93,750 shares of common stock which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Pursuant to Rule 416 under the Securities Act, there is also being registered hereby such indeterminate number of additional shares of common stock of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(4)	We have agreed to issue to the underwriters, upon closing of this offering, warrants exercisable for a period of five years from the effective date of this registration statement entitling the representative to purchase 7% of the number of shares of common stock sold in this Offering. Resales of shares of common stock issuable upon exercise of the underwriter warrants are being similarly registered on a delayed or continuous basis. Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. We have calculated the proposed maximum aggregate offering price of the common stock underlying the underwriter’s warrants by assuming that such warrants are exercisable at a price per share equal to 125% of the price per share sold in this offering. See “Underwriting.”

(5)	Includes (a) 150,000 outstanding shares of the registrant’s common stock, and (b) 1,500,000 shares of common stock issuable upon exercise of common stock purchase warrants. Pursuant to Rule 416 under the Securities Act of 1933, as amended, to the extent that such common stock purchase warrants provide for a change in the number of shares of common stock into which they are convertible or for which they are exercisable to prevent dilution resulting from stock splits, stock dividends, or similar transactions, this registration statement shall be deemed to cover such additional shares of common stock issuable in connection with any such provision.

(6)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) of the Securities Act. The shares offered hereunder may be sold by the Selling Securityholder from time to time in the open market, through privately negotiated transactions or a combination of these methods, at a fixed price of $8.00 per share until our shares of common stock are quoted on Nasdaq or the OTCQX, if at all, and thereafter at prevailing market prices at the time of sale or privately negotiated prices or a combination of these methods.

(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Selling Securityholder Warrant is exercisable at a per share exercise price equal to $4.00 per share. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representatives’ Selling Securityholder Warrant is equal to $747.00.

(8)	No fee required pursuant to Rule 457(g).

(9)	Previously paid.

EXPLANATORY NOTE

This Amendment No. 8 (“Amendment”) to the Registration Statement on Form S-1 (File No. 333-224549) of YayYo, Inc. (“Registration Statement”) is being filed solely for the purpose of filing Part II as well as Exhibit 1.1 and Exhibit 5.1 as indicated in Part II of this Amendment. This Amendment does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA filing.

Amount
Securities and Exchange Commission registration fee	$1,782
FINRA filing fee	3,080
NASDAQ listing fee	75,000
Accountants’ fees and expenses	21,500
Legal fees and expenses	50,000
Printing and engraving expenses	5,000
Miscellaneous	15,000
Total expenses	$171,362

Item 14. Indemnification of Directors and Officers.

Section 102 of the General Company Law of the State of Delaware (“DGCL”) permits a Company to eliminate the personal liability of directors of a Company to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our restated certificate of inCompany provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the General Company Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a Company has the power to indemnify a director, officer, employee, or agent of the Company, or a person serving at the request of the Company for another Company, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the Company, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our restated certificate of incorporation provides that we will indemnify to the fullest extent permitted from time to time by the DGCL or any other applicable laws as presently or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Company, by reason of his acting as a director or officer of the Company or any of its subsidiaries (and the Company, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Company or any of its subsidiaries or is or was serving at the request of the Company in any other capacity for or on behalf of the Company) against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, the Company shall be required to indemnify an officer or director in connection with an action, suit or proceeding (or part thereof) initiated by such person only if (i) such action, suit or proceeding (or part thereof) was authorized by the Board of Directors and (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Exchange Act, as amended, or any rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise.

If a claim is not paid in full by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any undertaking required by the By-laws of the Company has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board of Directors, legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Indemnification shall include payment by the Company of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.

Item 15. Recent Sales of Unregistered Securities. Set forth below is information regarding shares of common stock issued by us since the Company’s inception on June 21, 2016.

(a) Issuance of Capital Stock.

On June 21, 2016 the Company issued 15,625,000 shares of common stock to our Founder, Ramy El-Batrawi, for no cost. Ramy El-Batrawi is an accredited investor for purposes of Rule 501 of Regulation D.

During the period from inception to December 31, 2016, the Company issued 9,386,000 shares of common stock to accredited investors for $1,319,900.

During the quarter ended March 31, 2017, the Company issued 45,225 to accredited investors for $180,900.

On July 15, 2017, the Company entered into an agreement pursuant to which the Company agreed to issue additional consideration to Acme Auto Leasing (the “Lessor”) in the form of a restricted stock grant in the amount of 100,000 shares of common stock, in exchange for certain terms to be provided by the Lessor under all lease agreements entered into between the Lessor and the Company. On December 15, 2017, the Company issued the Lessor an additional 250,000 under a similar arrangement.

On December 20, 2017, the Company issued 20,000 shares of common stock to an attorney in exchange for the payment of legal services.

In the fourth quarter of 2017, the Company, in connection with the issuance of notes payable to investors, the Company issued an aggregate of 18,200 shares of common stock as additional incentive to make the loans.

In the first quarter of 2018, the Company, in connection with the issuance of notes payable to investors, the Company issued an aggregate of 3,000 shares of common stock as additional incentive to make the loans.

On February 21, 2018, the Company issued 81,250 shares of common stock to two accredited investors in exchange for services.

On March 8, 2018, the Company issued a note payable in the amount of $6,000,000. In addition, the Company issued to the note holder 150,000 shares of the Company’s common stock and 1,500,000 warrants to purchase shares of the Company’s common stock for $4.00 per share.

On April 1, 2018, the Company entered into an incentive agreement for a grant of stock with Dave Haley, a director of the Company, pursuant to which Mr. Haley has agreed to write, provide and procure two particular insurance policies for Rideshare Car Rentals, LLC and Distinct Cars, LLC (the “Special Policies”) in consideration for a grant of 250,000 shares of Company restricted common stock, provided further, that in consideration for certain monetary advances made and extended by Mr. Haley on behalf of the Company for certain down payment requirements for the Special Policies, the Company has agreed to issue Mr. Haley 8,695 shares of Company restricted common stock.

In April 2018, the Company, in connection with the issuance of notes payable to three investors, the Company issued an aggregate of 2,250 shares of common stock as additional incentive to make the loans.

In May 2018, the Company issued an accredited investor 1,250 shares of common stock for services.

In May 2018, the Company, in connection with the issuance of notes payable to one investor, the Company issued an aggregate of 600 shares of common stock as additional incentive to make the loans.

In July 2018, the Company issued a consultant 100,000 shares of common stock for services provided.

In July 2018, the Company issued the Lessor 91,500 shares of common stock in connection with a lease arrangement.

In September 2018, the Company issued Mr. Haley 6,250 shares in connection with the Special Policies.

The offers, sales and issuances of securities listed above were deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to accredited investors and did not involve a public offering. The recipients of such securities in each of these transactions represented their intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

(b) Warrants.

As discussed above, on March 8, 2018, the Company issued a note payable in the amount of $6,000,000. In addition, the Company issued to the note holder 150,000 shares of the Company’s common stock and 1,500,000 warrants to purchase shares of the Company’s common stock for $4.00 per share.

The warrant listed above was deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to accredited investors and did not involve a public offering. The recipients of such securities in each of these transactions represented their intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

(c) Option Grants.

During the year ended December 31, 2016, the Company issued 450,000 options. For options granted during fiscal year 2016 where the exercise price equaled the stock price at the date of the grant, the weighted-average fair value of such options was $0.85 and the weighted-average exercise price of such options was $1.00. No options were granted during fiscal 2016 where the exercise price was less than the stock price at the date of grant or the exercise price was greater than the stock price at the date of grant.

During the year ended December 31, 2016, the Company issued 300,000 options. For options granted during fiscal year 2017 where the exercise price equaled the stock price at the date of the grant, the weighted-average fair value of such options was $7.54 and the weighted-average exercise price of such options was $8.00. No options were granted during fiscal 2017 where the exercise price was less than the stock price at the date of grant or the exercise price was greater than the stock price at the date of grant.

The option described above were deemed exempt from registration in reliance on Section 4(a)(2) of the Securities Act or Rule 701 promulgated thereunder as transactions pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of such securities were our employees, directors or bona fide consultants and received the securities under our stock option plans.

(d) Issuance of Notes.

The Company has issued the following notes:

●	Unsecured note payable for $816,200 to an investor that accrues interest at 5% per annum.
●	Unsecured notes payable for $319,667 to 38 individual investors that accrue interest at 8% per annum.
●	Unsecured note payable to investor for 222,222 that accrues interest at 6% per annum.

The notes were deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities to accredited investors and did not involve a public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the financial statements and the related notes.

Item 17. Undertakings.

(a) The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(7) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on November 6 , 2018.

YAYYO, INC.

By:	/s/ Laurie DiGiovanni
Laurie DiGiovanni
Chief Executive Officer and Director (Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ramy El-Batrawi his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments or supplements (including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent or either one of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on November 6 , 2018.

/s/ Laurie DiGiovanni	/s/ Kevin F. Pickard
Laurie DiGiovanni	Kevin F. Pickard
Chief Executive Officer and Director	Chief Financial Officer and Director
(Principal Executive Officer)	(Principal Financial and Accounting Officer)

/s/ Ramy El-Batrawi	/s/ Christopher Maglino
Ramy El-Batrawi	Christopher Maglino
Director	Director

/s/ Harbant S. Sidu	/s/ Dave Haley
Harbant S. Sidu	Dave Haley
Director	Director

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1#	Certificate of Incorporation of YayYo, Inc. (incorporated by reference to Exhibit 2.2 contained in the Registrant’s Form 1-A filed on December 15, 2016).

3.2#	Amended and Restated Certificate of Incorporation of YayYo, Inc. (incorporated by reference to Exhibit 2.4 contained in the Registrant’s Form 1-A filed on December 15, 2016).

3.3#	Bylaws of YayYo, Inc. (incorporated by reference to Exhibit 2.3 contained in the Registrant’s Form 1-A filed on December 15, 2016).

3.4#	Amended and Restated Bylaws of YayYo, Inc. (incorporated by reference to Exhibit 3.4 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

3.5#	Certificate of Conversion of YayYo, LLC (incorporated by reference to Exhibit 2.1 contained in the Registrant’s Form 1-A filed on December 15, 2016).

3.6#	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 2.5 contained in the Registrant’s Form 1-A filed on December 15, 2016).

4.1#	Secured Convertible Note to Chase Financing Inc., dated January 6, 2017 (incorporated by reference to Exhibit 6.6 contained in the Registrant’s Form 1-A filed on January 19, 2017).

4.2#	Promissory Note with X, LLC, dated January 15, 2017 (incorporated by reference to Exhibit 6.8 contained in the Registrant’s Form 1-A filed on February 3, 2017).

4.3#	Warrant, dated March 8, 2018 (incorporated by reference to Exhibit 4.3 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

4.4#	Senior Secured Note, dated March 8, 2018 (incorporated by reference to Exhibit 4.4 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

4.5#	Form of Secured Promissory Note (incorporated by reference to Exhibit 6.14 contained in the Registrant’s Form 1-U filed on March 26, 2018).

4.6#	Secured Promissory Note, dated December 27, 2017 (incorporated by reference to Exhibit 6.16 contained in the Registrant’s Form 1-A filed on March 26, 2018).

5.1*	Opinion of Counsel to Registrant

10.1#	Form of Subscription Agreement (incorporated by reference to Exhibit 4.1 contained in the Registrant’s Form 1-A filed on January 19, 2017).

10.2#	Product Management Proposal (incorporated by reference to Exhibit 10.2 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

10.3#	Executive Employment Offer (incorporated by reference to Exhibit 10.3 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

10.4#	2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

10.5#	Agreement with Chase Financing Inc., dated January 1, 2017 (incorporated by reference to Exhibit 10.5 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

10.6#	Limited Recourse Guaranty and Pledge with X, LLC, dated January 6, 2017 (incorporated by reference to Exhibit 6.5 contained in the Registrant’s Form 1-A filed on January 19, 2017).

10.7#	Common Stock Purchase Agreement, dated January 6, 2017 (incorporated by reference to Exhibit 10.7 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

10.8#	Form of SAFE Agreement (incorporated by reference to Exhibit 6.9 contained in the Registrant’s Form 1-A filed on February 3, 2017).

10.9#	Securities Purchase Agreement, dated March 8, 2018 (incorporated by reference to Exhibit 10.9 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

10.10#	Side Agreement, dated July 15, 2017 (incorporated by reference to Exhibit 6.13 contained in the Registrant’s Form 1-A filed on March 28, 2018).

10.11#	Deposit Account Control Agreement, dated March 8, 2018 (incorporated by reference to Exhibit 10.11 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

10.12#	Security Agreement, dated December 27, 2017 (incorporated by reference to Exhibit 6.28 contained in the Registrant’s Form 1-A filed on March 26, 2018).

10.13#	Registration Rights Agreement, dated March 8, 2018 (incorporated by reference to Exhibit 10.13 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

10.14#	Patent and Trademark Security Agreement, dated December 27, 2017 (incorporated by reference to Exhibit 10.14 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

10.15#	Incentive Agreement For Grant of Stock, dated April 1, 2018 (incorporated by reference to Exhibit 10.15 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

10.16#	Form of Open End Lease Agreement and Disclosure Statement (incorporated by reference to Exhibit 10.16 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

10.17#	Non-Qualified Stock Option Agreement, dated June 9, 2017 (incorporated by reference to Exhibit 10.17 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

10.18#	Independent Director Agreement, dated November 27, 2017 (incorporated by reference to Exhibit 10.18 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

10.19#	Independent Director Agreement, dated November 8, 2017 (incorporated by reference to Exhibit 10.19 contained in the Registrant’s Form S-1/A filed on June 7, 2018).

10.20#	Voting Trust Agreement, dated October 11, 2018, by and among YayYo, Inc., X, LLC, and each Trustee

21.1#	List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 contained in the Registrant’s Form S-1 filed on April 30, 2018).

23.1#	Consent of AJ Robbins CPA, LLC, dated November 1, 2018.

23.2*	Consent of Counsel to Registrant, dated November 6, 2018 (included in Exhibit 5.1).

# Previously filed.

* Filed herewith.